UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2020

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	001-36341	38-3924636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2424 Garden of the Gods Road, Suite 300
Colorado Springs, CO 80919
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VEC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On December 24, 2020 (the “Closing Date”), Vectrus, Inc. (the “Company”) entered into an Amendment No. 1 (the “Amendment Agreement”) by and among the Company, Vectrus Systems Corporation, as borrower (“VSC”), certain other wholly-owned domestic subsidiaries of the Company, as guarantors party thereto (collectively, the “Subsidiary Guarantors”), the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (“JPMorgan”), which provides for the amendment of the Credit Agreement dated as of September 17, 2014 (as amended by that certain Amendment No. 1, dated as of April 19, 2016, as further amended and restated by that certain Amendment and Restatement Agreement, dated as of November 15, 2017, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date, the “Original Credit Agreement”; the Original Credit Agreement as amended by the Amendment Agreement is referred to herein as the “Amended Credit Agreement”), among the Company, VSC, the lenders and issuing banks party thereto and JPMorgan.

Among other things, the Amended Credit Agreement (i) increases the commitments under the revolving loan facility from $120,000,000 to $270,000,000, (ii) modifies the total leverage ratio covenant to permit a leverage ratio of 3.50 to 1.00 for the 12 month-period immediately following consummation of a material acquisition (which is an increase from the corresponding 3.25 to 1.00 level in the Original Credit Agreement) and (iii) includes provisions and terms to provide for the mechanics of a transition away from LIBOR as a benchmark interest rate and the replacement of LIBOR by a replacement benchmark interest rate or mechanism.

Consistent with the Original Credit Agreement, the obligations of VSC under the Amended Credit Agreement are secured by substantially all of the Company's, VSC's and the Subsidiary Guarantors’ personal property and any real property with a fair market value in excess of $5 million.

Certain of the lenders under the Amended Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description is qualified in its entirety by reference to the Amendment Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The text set forth in Item 1.01 regarding the terms and conditions of the Credit Agreement is incorporated into this Item 2.03 by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1
Amendment No. 1 to Amended and Restatement Agreement among Vectrus, Inc., as Holdings, Vectrus Systems Corporation, as the Borrower, the other Loan Parties party thereto, the Lenders and Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of December 24, 2020

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2020	VECTRUS, INC.
	By:	/s/ Courtney A. Schoch
	Its:	Deputy General Counsel, Corporate and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2020		VECTRUS, INC.
	By:	/s/ Courtney A. Schoch
	Its:	Deputy General Counsel, Corporate and Corporate Secretary